CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Ivy Funds of our report dated December 1, 2023, relating to the financial statements and financial highlights, which appears in Delaware Global Equity Fund's Annual Report on Form N-CSR for Delaware Group Equity Funds IV for the year ended September 30, 2023. We also consent to the references to us under the headings "Independent Registered Public Accountants" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 29, 2024